SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) September 19, 1996

             1626 New York Associates Limited Partnership
        (Exact Name of Registrant as Specified in Its Charter)

                             Massachusetts
             (State or Other Jurisdiction of Incorporation)

            0-13500                        04-2808184
   (Commission File Number)         (I.R.S. Employer Identification No.)

    One International Place, Boston, Massachusetts                 02110
      (Address of Principal Executive Offices)                  (Zip Code)

                              (617) 330-8600
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 4.  Changes in Registrant's Certifying Accountant

	Effective September 19, 1996, the Registrant dismissed its prior Independent Auditors, Arthur Andersen LLP ("Arthur Andersen") and retained as its new Independent Auditors, Imowitz Koenig & Co., LLP ("Imowitz Koenig"). Arthur Andersen's Independent Auditors' Report on the Registrant's financial statements for calendar year ended December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change Independent Auditors was approved by the Registrant's managing general partner's directors. During calendar year ended 1995 and through September 19, 1996, there were no disagreements between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

	Effective September 19, 1996, the Registrant engaged Imowitz Koenig as its Independent Auditors. The Registrant did not consult Imowitz Koenig regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-B prior to September 19,
1996.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c)  Exhibits

         16.   Letter dated September 19, 1996 from Arthur
Andersen LLP.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of September, 1996.

                    1626 NEW YORK ASSOCIATES LIMITED PARTNERSHIP

                    By:  TWO WINTHROP PROPERTIES, INC.
                         Managing General Partner

	                         By: /s/ Michael L. Ashner
	                                 Michael Ashner
	                                 Chief Executive Officer



                         EXHIBIT INDEX



    Exhibit                                                  Page


16.  Letter from Arthur Andersen LLP dated September          5
     19, 1996


                                                   Exhibit 16



September 19, 1996



Securities and Exchange Commission
Washington, DC  20549



Ladies and Gentlemen:

We have read item 4 included in the attached Form 8-K dated
September 19, 1996 of 1626 New York Associates Limited
Partnership to be filed with the Securities and Exchange
Commission and are in agreement with the statements contained therein.


ARTHUR ANDERSEN LLP